Exhibit 10.15

To the Board of Directors and Shareholders of

Ultra High Point Holdings Limited

LETTER IN LIEU OF CONSENT FOR REVIEW REPORT

We have reviewed, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the unaudited interim financial information of Ultra High Point Holdings Limited and its subsidiaries (collectively the “Company”) for the six-month periods ended September 30, 2024 and 2023, as indicated in our report dated February 14, 2025, except for Note 1, 21, 22 and 23 as to which the date is May 20, 2025; because we did not perform an audit, we expressed no opinion on that information.

We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.

/s/ WWC, P.C.
San Mateo, California	WWC, P.C.
June 27, 2025	Certified Public Accountants
PCAOB ID No. 1171